UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2025

BioSig Technologies, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-38659	26-4333375
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12424 Wilshire Blvd, Suite 745
Los Angeles, California 90025

(Address of Principal Executive Offices) (Zip Code)

(203) 409-5444

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BSGM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Senior Secured Convertible Debenture Purchase Agreement

On July 7, 2025, BioSig Technologies, Inc. (the “Company”) entered into a secured convertible debenture purchase agreement (the “Debenture Purchase Agreement”) with YA II PN, LTD., a Cayman Islands exempt limited company (“Yorkville” or the “Investor”), pursuant to which Yorkville will purchase senior secured convertible debentures in the aggregate principal amount of US$100,000,000 (the “Convertible Debentures”), which will be convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”, and as converted, the “Conversion Shares”). The Company will sell to the Investor a Convertible Debenture in the principal amount of $75,000,000 (the “First Convertible Debenture”) and a Convertible Debenture in the principal amount of $25,000,000 (the “Second Convertible Debenture” and together, the “Convertible Debentures”). The purchase price for each Convertible Debenture is 96.0% of the principal amount of each Convertible Debenture. The Convertible Debentures will be issued in a private placement in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act.

The sale and purchase of the First Convertible Debenture is conditioned upon approval of the Company’s stockholders of the issuance of the Convertible Debentures and of all of the Conversion Shares issuable thereunder and of the issuance of the Common Stock issuable pursuant to the SEPA (as defined below). The sale and purchase of the Second Convertible Debenture is conditioned upon the Resale Registration Statement (as defined below) having been declared effective by the Securities and Exchange Commission (the “SEC”) as required by the Registration Rights Agreement (as defined below). The sale and purchase of the Convertible Debentures is subject to other customary closing conditions.

Each Convertible Debenture will mature 24 months after issuance of the First Convertible Debenture, and will accrue interest at the rate of 4.00% per annum, which will increase to 18.00% per annum upon the occurrence of an event of default, until such event of default is cured. The principal must be paid in cash on the maturity date or earlier upon acceleration or conversion. Interest shall be provided in cash or, at the election of the Company, in kind through the issuance of Conversion Shares upon conversion of the Convertible Debenture in accordance with the terms thereof. The Convertible Debenture provides that the Investor may convert all or any portion of the principal amount of the Convertible Debenture, together with any accrued and unpaid interest thereon, at a conversion price equal to the lower of (i) a fixed price per share that will be equal to 125% of the volume-weighted average price (“VWAP”) of the Common Stock on the day prior to the initial closing, subject to a one-time, downward only reset equal to 125% of the average of the daily VWAP for the Common Stock during the five consecutive trading days ending on and including the 30th trading day following the effectiveness of the registration statement registering the resale of the Conversion Shares as described below (the “Resale Registration Statement”), and (ii) 97.0% of the lowest daily VWAP for the Common Stock during the three trading days immediately preceding the applicable conversion date or other date of determination, subject to a floor price equal to 20% of the Nasdaq Official Closing Price of the Common Stock immediately prior to the closing of the sale of the First Convertible Debenture, in each case subject to adjustment as provided in the Convertible Debenture, including adjustments for stock splits, dividends, and other customary anti-dilution provisions. The Investor is not permitted to issue or convert the Convertible Debentures to the extent that the Conversion Shares deliverable upon such conversion would exceed 19.99% of the Company’s outstanding Common Stock as of the date of the Debenture Purchase Agreement, including the shares issued in the previously announced acquisition of Streamex (as defined below) (the “Exchange Cap”), subject to certain aggregation adjustments under applicable rules of the Nasdaq Stock Market LLC (“Nasdaq”), unless and until approval of the Company’s stockholders has been obtained to permit issuances in excess of the Exchange Cap or the Company obtains a legal opinion satisfactory to the Investor that such approval is not required under applicable Nasdaq rules.

The Company has the option to prepay, in part or in whole, the outstanding principal and interest under a Convertible Debenture prior to the maturity date, plus a prepayment premium of 10% of the principal amount of the applicable Convertible Debenture, provided that the Company delivers at least ten trading days’ prior written notice of such prepayment, during which period the holder retains the right to convert all or any portion of the Convertible Debenture. The Convertible Debentures also provide for certain rights of the holder in the event the Company issues additional securities or incurs additional indebtedness, subject to the covenants set forth in the transaction documents. Standard events of default are included in the Convertible Debentures, pursuant to which the holder may declare the Convertible Debentures immediately due and payable and exercise other remedies, including the right to foreclose on the collateral securing the obligations. The Debenture Purchase Agreement also contains customary representation and warranties of the Company and the Investor, indemnification obligations of the Company, termination provisions, and other obligations and rights of the parties. The Investor shall not have the right to convert any portion of the Convertible Debentures if, after giving effect to such conversion, the Investor, together with its affiliates, would beneficially own more than 4.99% of the outstanding Common Stock immediately following such conversion, as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

Guaranty and Security Agreement

The obligation of the Company under the Convertible Debentures will be secured by a first priority security interest in substantially all of the existing and future assets of the Company and its subsidiaries, including Streamex Exchange Corporation (“Streamex”), but excluding $50,000,000 of proceeds of the Convertible Debentures to be used for the Company’s general working capital purposes, including gold tokenization, pursuant to (i) a Guaranty and Security Agreement to be entered into on or prior to the closing for the First Debenture among the Company, Streamex, certain other subsidiaries of the Company, and the Investor, as collateral agent (the “Guaranty and Security Agreement”), under which the Company and its subsidiaries will grant a security interest in favor of the Investor in their respective assets, including accounts, inventory, equipment, intellectual property (other than Excluded Property), investment property, deposit accounts, and other collateral as defined therein, and (ii) related control agreements and collateral documents delivered in connection therewith. Pursuant to the Guaranty and Security Agreement, Streamex and other subsidiaries will unconditionally guarantee the prompt and complete payment and performance of all obligations of the Company under the Convertible Debentures and related transaction documents.

Registration Rights Agreement

In connection with the Debenture Purchase Agreement, the Company also will on or prior to the closing for the First Debenture enter into a Registration Rights Agreement with the Investor, pursuant to which the Company will agree to file the Resale Registration statement with the SEC to register for resale the following shares: (i) Conversion Shares issued pursuant to the Debenture Purchase Agreement, (ii) any additional shares issuable in connection with any anti-dilution provisions of the Convertible Debentures (without giving effect to any limitations on conversion set forth in the Convertible Debentures), and (iii) any Common Stock issued or issuable with respect to any shares described in (i) and (ii) above by way of any stock split, stock dividend or other distribution, recapitalization or similar event or otherwise, in each case subject to any cutback as set forth in the Registration Rights Agreement. The Company agreed to register at least such number of Common Stock as shall equal the maximum number of Conversion Shares issuable upon conversion of all Convertible Debentures then outstanding (assuming for purposes hereof that any such conversion shall not take into account any limitations on the conversion of the Convertible Debentures set forth therein), subject to any limitations set forth in the Registration Rights Agreement.

Lock-Up Agreement

Prior to the closing of the First Convertible Debenture, each of the directors, officers, and certain stockholders of the Company will enter into a Lock-Up Agreement (collectively, the “Lock-Up Agreements”) with Cantor Fitzgerald & Co. and Clear Street LLC, in their capacity as placement agents. Pursuant to the Lock-Up Agreements, each such party agreed that the shares of Common Stock (including securities convertible into or exercisable or exchangeable for the Company; Common Stock) held by them will be subject to transfer restrictions for a period of 180 days following the issuance of the First Convertible Debenture, subject to certain exceptions.

Standby Equity Purchase Agreement

Simultaneously with the Debenture Purchase Agreement, the Company also entered into a Standby Equity Purchase Agreement (the “SEPA”) with the Investor, pursuant to which the Company has the right, but not the obligation, to issue and sell to the Investor up to $1,000,000,000 of its Common Stock, from time to time during the 36-month commitment period under the SEPA, subject to certain terms, limitations and conditions. The Company will control the timing and amount of any sales of Common Stock to the Investor under the SEPA at its discretion, and as further provided under the SEPA.

Pursuant to the SEPA, the Company may from time to time deliver an advance notice (an “Advance Notice”) to the Investor specifying the number of Common Stock it elects to sell, but shall not deliver an Advance Notice until any issued Convertible Debenture(s) has been repaid and/or converted in full, except for the prior written consent of the Investor permitting such Advance Notice. Each Advance Notice will be priced at 97% of the lowest VWAP of the Common Stock during the three consecutive trading days commencing on the date the Advance Notice is received by the Investor, subject to certain adjustments if the daily VWAP is below a minimum acceptable price that may be specified by the Company in the Advance Notice. No Advance Notice may cause the Investor’s beneficial ownership to exceed 4.99% of the Company’s outstanding Common Stock. The Company may not deliver Advance Notices that would cause the aggregate number of Common Stock issued under the SEPA to exceed the Exchange Cap (representing 19.99% of the Common Stock outstanding as of the effective date of the SEPA), unless (a) approval of the Company’s stockholders is obtained or (b) the average price of all sales of Common Stock under the SEPA equals or exceeds $9.414, which is the lower of (i) the Nasdaq Official Closing Price of the Common Stock immediately preceding the date of the SEPA; or (ii) the average Nasdaq Official Closing Price of the Common Stock for the five trading days immediately preceding the Effective Date).

The Company will file a registration statement with the SEC to register for resale the Common Stock issuable under the SEPA and will agree to maintain its effectiveness during the term of the SEPA. The Investor’s obligation to purchase Common Stock under the SEPA is subject to customary closing conditions, including the effectiveness of the registration statement.

As consideration for the Investor’s commitment under the SEPA, the Company agreed to pay to the Investor a commitment fee equal to 1.0% of the commitment amount, with the initial payment due concurrently with the first closing of a sale under the SEPA, and the balance payable in equal quarterly installments within fifteen days after the end of the applicable calendar quarter, in either (i) cash, or (ii) shares of Common Stock, at the Investor’s discretion (with the number of shares issuable to the Investor determined by dividing the dollar amount of the commitment fee then due by the closing price of the Common Stock of the last day of the applicable calendar quarter.

The SEPA contains customary representations, warranties, covenants, conditions and indemnification obligations of the parties. The SEPA will terminate automatically on the earliest of (i) 36 months after the date of execution, or (ii) the date the Investor has purchased the full commitment amount of Common Stock. The Company may also terminate the SEPA at any time without fee or penalty upon five business days’ written notice to the Investor, provided there are no pending Advance Notices.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any Common Stock, nor shall there be any sale of Common Stock in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

The foregoing descriptions of the Debenture Purchase Agreement, SEPA, Convertible Debentures, the form of Guaranty and Security Agreement, the form of Registration Rights Agreement, and Lock-Up Agreements are qualified by reference to the full text of each such document. The forms of the Debenture Purchase Agreement, the form of Registration Rights Agreement, the Lock-Up Agreements, and the SEPA are filed as exhibits hereto and incorporated herein by reference. The above descriptions of the Convertible Debentures, and the Guaranty and Security Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which the Company will file with the SEC as exhibits to a subsequent periodic report or amendment to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 of this Current Report are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report is incorporated by reference herein, to the extent applicable. The securities of Company that may be issued in connection with the Debenture Purchase Agreement, Convertible Debentures, and SEPA will not be registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01 Regulation FD Disclosure.

On July 7, 2025, the Company issued a press release announcing the Debenture Purchase Agreement and SEPA. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1 will not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Secured Convertible Debenture Purchase Agreement, dated as of July 7, 2025, between the Company and YA II PN, Ltd.
10.2	Form of Lock-up Agreement
10.3	Standby Equity Purchase Agreement, dated as of July 7, 2025, between Company and YA II PN, Ltd.
10.4	Form of Registration Rights Agreement, by and between Company and YA II PN, Ltd.
99.1	Press Release, dated July 7, 2025
104	Cover Page Interactive Data File (embedded as Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSIG TECHNOLOGIES, INC.

Date: July 9, 2025	By:	/s/ Karl Henry McPhie
	Name:	Karl Henry McPhie
	Title:	Chief Executive Officer